Exhibit 10.8




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                     FUND I INVESTMENT MANAGEMENT AGREEMENT



                            Dated as of March 8, 2000







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914393.10

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

    RETENTION; SERVICES AND POWERS
    OF INVESTMENT MANAGER.....................................................1
             1.1      Retention of Investment Manager.........................1
             1.2      Services to be Performed by Investment Manager..........2
             1.4      Miscellaneous.  ........................................3

ARTICLE II

    COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES
     .........................................................................4
             2.1      Investment Manager Compensation.........................4
             2.2      Investment Manager Expenses.  ..........................4
             2.3      Fund Expenses.  ........................................4

ARTICLE III

    EXCULPATION AND INDEMNIFICATION...........................................5
             3.1      Exculpation and Indemnification.........................5

ARTICLE IV

    MISCELLANEOUS.............................................................7
             4.1      Duration and Termination................................7
             4.2      Status of Investment Manager as Independent Contractor..7
             4.3      Notices.................................................7
             4.4      Governing Law...........................................8
             4.5      Severability............................................8
             4.6      Entire Agreement........................................9
             4.7      Binding on Successors...................................9
             4.8      Headings................................................9
             4.9      Waiver..................................................9
             4.10     Amendment...............................................9


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                     FUND I INVESTMENT MANAGEMENT AGREEMENT

         This FUND I INVESTMENT MANAGEMENT AGREEMENT (the "Agreement") is entered into as of March 8, 2000, by and between CT Investment Management Co., LLC, a Delaware limited liability company in its capacity as the investment manager of the Fund as provided in this Agreement (the "Investment Manager"), and CT Mezzanine Partners I, LLC, a Delaware limited liability company (the "Fund"). All definitions not expressly provided herein shall be those set forth in the form of Limited Liability Company Agreement of the Fund between CT-F1, LLC, a Delaware limited liability company ("CT-F1") and Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company ("Limited REMI I") (the "Fund Operating Agreement") and as may be amended from time to time and the Venture Agreement (as defined below).


                              PRELIMINARY STATEMENT

                  A. The Fund desires to retain the Investment Manager to provide certain investment management services in connection with the day-to-day management of the Fund.

                  B. Capital Trust, Inc., a Maryland corporation ("CT"), CT-F1, CT-F2-GP, LLC, a Delaware limited liability company ("CT-F2-GP"), CT-F2-LP, LLC, a Delaware limited liability company ("CT-F2-LP") and the Investment Manager (collectively, the "CT Parties") and Limited REMI I, Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("General REMI II"), and Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("Limited REMI II") (collectively, the "CIG Parties") are parties to a Venture Agreement, dated as of the date hereof (the "Venture Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Investment Manager and the Fund agree as follows:


                                    ARTICLE I

                         RETENTION; SERVICES AND POWERS
                              OF INVESTMENT MANAGER

         1.1 Retention of Investment Manager. The Fund hereby appoints the Investment Manager (subject to the following provisions of this Agreement) exclusively to act as the investment manager of the Fund and to provide the services to the Fund described in Section 1.2 of this Agreement.


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         1.2  Services to be  Performed by  Investment  Manager.  Subject to the
provisions of the Fund Operating Agreement, the Investment Manager shall be responsible for the day-to-day management of the Fund. Services to be rendered by the Investment Manager to the Fund shall include the following:

                  (a) The Investment Manager shall identify, evaluate and present Investment opportunities (including any financing plans associated with such Investments) to the Members of Fund I. If the Members of Fund I determine to make such Investments presented by the Investment Manager, the Investment Manager shall have the authority to, (i) make such Investments on behalf of the Fund, (ii) monitor Investments on a day-to-day basis, including arranging for the accounting, budgeting, safekeeping and administration of Investments, (iii) arrange debt financing for the Fund and Investments on the terms approved by the Members of the Fund, (iv) advise the Fund with a view to optimizing the returns from Investments; and (vi) execute all decisions of the Members of Fund I regarding the disposition and refinancing of Investments.

                  (b) The Investment Manager shall develop and administer the Fund's financial and accounting reporting functions, treasury and cash or management functions and internal control and audit functions.

                  (c) The Investment Manager shall identify, recommend and oversee necessary third-party independent contractors and, upon the consent of Limited REMI I, select or discharge the Fund's accountants and legal counsel.

                  (d) The Investment Manager shall submit to each Member the following reports:

                           (i) An unaudited monthly activity report on the Fund's operations which shall include an income statement, a balance sheet, a commentary report on both a monthly basis and a year-to-date basis and a list of all Fund assets and the status thereof. Such report shall be delivered to the Members within 10 business days after the last day of each month.

                           (ii) An unaudited quarterly report of the Fund's operations which will include an income statement, a balance sheet, a statement of cash flows, and statement of the Fund's equity. The report will present the income statement and statement of cash flows on both a quarterly basis and a year-to-date basis. The report also will compare actual operations to those projected in the Fund's Annual Operating Budget, to the extent adopted by the Members of the Fund. The report will be delivered to the Members within 30 business days after the last day of each quarter.


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                           (iii) An annual audited financial statement certified
                           to be in accordance with GAAP within 60 days of the fiscal year end.

                  (e) The Investment Manager shall obtain, at the expense of the Fund, director and officer/manager liability insurance, and other customary liability insurance and liability insurance customary for businesses like that of the Fund. The liability insurance coverages set forth above shall provide for full tail coverage (on an occurrence basis during the term of the Fund) for a minimum of three years following the date of the dissolution of the Fund.

         1.3 Key Personnel. The Investment Manager shall cause each of John R. Klopp and Craig M. Hatkoff (the "Key Individuals") to commit to devote a substantial portion of their professional time and energy to the performance of the Investment Manager's duties under this Agreement; it being understood and agreed that so long as Mr. Klopp is an employee of CT and continues to provide services to the Investment Manager in accordance with this Section 1.3, Mr. Hatkoff may devote up to 50% of his professional time to activities not related to the Fund. The Investment Manager shall cause at least one additional Senior Manager of the Investment Manager to devote a substantial portion of his or her professional time and energy to the performance of the Investment Manager's duties under this Agreement; provided, however, that the identity of such Senior Manager is reasonably acceptable to the Fund. The Fund and Limited REMI I agree that either of Steven Plavin or Edward Shugrue would be acceptable as the Senior Manager. In the event of (i) Mr. Klopp's death or Disability (but not termination of his employment for any other reason) during the term of this Agreement, and (ii) Mr. Hatkoff and Mr. Plavin each devote a substantial portion of his professional time and energy to the performance of the Investment Manager's duties under this Agreement, then the death or Disability of Mr. Klopp shall not be deemed a breach by the Investment Manager of this Section 1.3. If Mr. Hatkoff either dies, becomes Disabled or his employment with the Investment Manager is terminated during the term of this Agreement and Mr. Klopp and either Mr. Plavin, Mr. Shugrue or another Senior Manager (which is reasonably acceptable to Limited REMI I) each devote a substantial portion of his professional time and energy to the performance of the Investment Manager's duties under this Agreement, then the death or disability of Mr. Hatkoff or the termination of Mr. Hatkoff's employment shall not be deemed a breach of this
Section 1.3.

         1.4 Miscellaneous. To the extent that the performance of the duties set forth in this Agreement places any affirmative regulatory obligations upon the Investment Manager, the Investment Manager shall not be deemed to have accepted such duties unless and until it complies with any and all applicable laws and regulations. The Investment Manager, in its performance of its duties hereunder, shall act in conformity with the instructions and directions of the General Partner and/or the Fund shall comply with and conform to the requirements of all applicable federal and state laws, regulations and rulings.



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                                   ARTICLE II

            COMPENSATION OF THE INVESTMENT MANAGER; FEES AND EXPENSES

         2.1 Investment Manager Compensation. As compensation for its services in acting as Investment Manager of the Fund, the Fund shall pay to the Investment Manager a investment management fee (the "Investment Management Fee") equal to 0.75% per annum of the Fund's aggregate Invested Capital (as defined in the Venture Agreement). The Investment Management Fee shall accrue and be payable monthly in arrears. Within 90 days of the end of each calendar year, the Members of the Fund and the Investment Manager shall jointly calculate and determine the aggregate Investment Management Fee that accrued to the Investment Manager for such year based on the formula provided above. As provided in the Venture Agreement, to the extent the amount of Investment Management Fee payments actually received by the Investment Manager during such year exceeded the calculated amount, such excess shall be applied to the Investment Management Fee payments to be made to the Investment Manager in the next quarter(s) until recouped; provided, however, that if upon termination of this Agreement any portion of such excess amount remains unpaid, the Investment Manager shall pay the Fund such remaining excess amount in full as promptly as practicable after such termination. As provided in the Venture Agreement, to the extent the calculated amount exceeds the amount of Investment Management Fee payments actually received by the Investment Manager, the Fund shall pay the Investment Manager the difference between such amounts as promptly as practicable after the calculation of such excess amount.

         2.2 Investment Manager Expenses. The Investment Manager shall bear the following ordinary day-to-day expenses incidental to the administration of the Fund (i) all costs and expenses of providing to the Fund and the Investment Manager the office space, facilities, utility service, supplies and necessary administrative and clerical functions connected with the Fund's, and the Investment Manager's, operations; and (ii) compensation of all employees who are engaged in the operation or management of the Fund's or the Investment Manager's business (collectively, "Administrative Expenses").

         2.3 Fund Expenses. Except as provided in Section 2.2 above, the Fund shall bear and be charged with all other costs and expenses of the Fund's activities and operations, including all activities and operations prior to the date of this Agreement as set forth on Schedule 2.3 hereto, and including, without limitation, to the extent directly related to the Fund and its
Investments: (i) all costs and expenses incurred in developing, negotiating, structuring, acquiring or financing any proposed Investment, whether or not the Fund actually invests therein including, without limitation, any travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting any such proposed Investment (provided, however, that either such proposed Investment is specifically approved by Limited REMI I or the expenses incurred in connection with such proposed Investment are approved by Limited REMI I); (ii) all costs and expenses, if any, incurred in monitoring Investments, including without limitation any travel, legal

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and accounting  expenses and other fees and out-of-pocket costs related thereto;
(iii) all costs and expenses, if any, incurred in disposing of or otherwise dealing with Investments, including, without limitation, any travel, legal and accounting expenses and other fees and out-of-pocket costs related thereto, and the costs of rendering financial assistance to or arranging for financing for any assets or businesses constituting Investments; (iv) taxes of the Fund, fees of auditors, counsel and other advisors of the Fund, insurance costs of the Fund and costs related to litigation and threatened litigation involving the Fund;
(v) expenses associated with third party accountants, attorneys and tax advisors with respect to the Fund and its activities, including assisting the Investment Manager in the preparation and auditing of financial reports and statements and other similar matters, and costs associated with the distribution of financial and other reports and capital call notices to the Members, and costs associated with Fund meetings (it being understood that this clause (v) does not permit the Investment Manager to outsource its accounting department); (vi) brokerage commissions and other investment costs incurred by or on behalf of the Fund and paid to third parties unaffiliated with the Investment Manager, and to the extent approved by Limited REMI I, brokerage commissions and other investment costs incurred by and on behalf of the Fund and paid to affiliates of the Investment Manager, (vii) all costs and expenses associated with obtaining and
maintaining  insurance  as  provided  in  Section  1.2(e),  including,   without
limitation, customary liability insurance to insure the Investment Manager and other parties whom the Fund has agreed to indemnify against liability under the
Fund  Operating   Agreement;   (viii)  fees  incurred  in  connection  with  the
maintenance of bank and custodian accounts; (ix) all expenses incurred in connection with the registration of the Fund's securities under applicable securities laws or regulations; and (x) all expenses of the Fund that are not recurring normal operating expenses (all such expenses, collectively, the "Operating Expenses"). To the extent any Operating Expenses are paid by the Investment Manager, such Operating Expenses shall be reimbursed by the Fund.


                                   ARTICLE III

                         EXCULPATION AND INDEMNIFICATION

         3.1 Exculpation and Indemnification. (a) Neither the Investment Manager nor any of its partners, affiliates, directors, officers, employees, shareholders, members and other agents (each, an "Indemnified Party"), shall be liable to the Fund or to the Members for monetary damages for any losses, claims, damages or liabilities ("Damages") arising from any act performed or omitted by such parties arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund's business or affairs, except to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party.

         (b) (1) The Fund shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless the Indemnified Parties against any Damages to which the Indemnified Party may become subject in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this

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         Agreement or the Fund's  business or affairs,  except,  with respect to any Indemnified Party to the extent that any such Damages are primarily attributable to the gross negligence or willful misconduct of such Indemnified Party. If the Indemnified Party becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with the performance by Investment Manager of its services under this Agreement or the Fund's business or affairs, the Fund shall reimburse the Indemnified Party for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided, however, that the Indemnified Party shall promptly repay to the Fund the amount of any such reimbursed expenses paid to it if it shall ultimately be finally determined that the Indemnified Party was not entitled to be indemnified by the Fund in connection with such action, proceeding or investigation. If for any reason (other than by reason of the exclusions from indemnification hereinabove set forth) the foregoing indemnification is unavailable to the Indemnified Party, or insufficient to hold it harmless, then the Fund shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Indemnified Party on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

                  (2) The provisions of this Section 3.1(b) shall survive for a period of three years from the date of dissolution of the Fund; provided however, that if at the end of such period there are any actions, proceedings or investigations then pending, the Indemnified
         Party shall notify the Members (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 3.1(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until the date that such action, proceeding or investigation is finally resolved; and provided, further, that the obligations of the Fund under this Section 3.1(b) shall be satisfied solely out of Fund assets, subject to the right of the liquidator of the Fund to establish reserves, pursuant to the Fund Operating Agreement for contingent obligations under this Section 3.1(b).

                  (c) No Member of the Fund shall have any obligation to the Fund or any other Member of the Fund to bring or join in any action in defense of an Indemnified Party pursuant to Section 3.1 (a) or (b). Nothing contained in this Section 3.1 shall be construed as any waiver of insurance claims or recoveries by the Fund or an Indemnified Party.

                  (d) The remedies of an Indemnified Party under this Article III shall be non- exclusive and, without duplication, each such Indemnified Party may pursue any other remedy provided in law or equity.


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                  (e) The  provisions  of this  Article  III shall  inure to the benefit of the Indemnified Parties, and any successors, assigns, heirs and personal representatives of such Indemnified Parties.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 Duration and Termination. If Limited REMI I has the right and elects to purchase CT-F1's membership interest in the Fund pursuant to Section
9.3 of the Fund Operating Agreement, then this Agreement shall terminate immediately upon the completion of such purchase. If either Member has the right and elects to Unwind the Fund pursuant to Section 10.2(c) of the Fund Operating Agreement and Section 2.12 of the Venture Agreement, then this Agreement shall terminate upon the completion of the Unwind as provided in Section 11.2(a)(ii) of the Fund Operating Agreement and Section 2.12 of the Venture Agreement. If the Investment Manager commits an act of fraud involving the Fund (which results in material damages to the Fund) or intentionally misappropriates significant funds of the Fund, which results in an Event of Default under the Fund Operating Agreement, then this Agreement may be terminated by the Fund by delivery of written notice of termination from Limited REMI I to the Investment Manager. If pursuant to the Limited Liability Company Agreement of CT MP II LLC, General REMI II has caused CT MP II LLC to terminate the Fund II Investment Management Agreement between CT MP II LLC and the Investment Manager, then Limited REMI I shall have the right to elect to Unwind the Fund and this Agreement shall terminate upon the completion of such Unwind.

         The obligation of the Fund to pay all accrued and unpaid Management Fees to the Investment Manager shall survive any termination of this Agreement. Articles III and IV shall also survive any termination of this Agreement.

         Any dispute which arises under this Agreement shall be resolved pursuant to Section 4.2 of the Venture Agreement.

         4.2 Status of Investment Manager as Independent Contractor. The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         4.3 Notices. Any notices required hereunder shall be in writing and shall be deemed given when delivered in person or by courier or when sent by first-class registered or certified mail or by national prepaid overnight delivery service to the parties at such addresses as either party may from time to time specify by notice.


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         If to the Fund at:

                  Travelers Limited Real Estate
                  Mezzanine Investments I, LLC
                  205 Columbus Boulevard, 9PB
                  Hartford, CT  06183-2030
                  Attn:  Duane Nelson, Esq.
                  Real Estate Investment Number:  12832


         with a copy to:

                  Loeb & Loeb LLP
                  1000 Wilshire Boulevard, Suite 1900
                  Los Angeles, California 90017
                  Attn: Andrew S. Clare, Esq.


         If to the Investment Manager at:

                  CT Investment Management, LLC
                  c/o Capital Trust, Inc.
                  605 Third Avenue
                  26th Floor
                  New York, NY 10158
                  Attn:  John R. Klopp

         with a copy to:

                  Battle Fowler LLP
                  75 East 55th Street
                  New York, NY 10022
                  Attn:  Thomas E. Kruger, Esq.

         4.4 Governing Law. This Agreement shall be governed, construed, administered and regulated in all respects under the laws of the State of New York to the extent such laws are not preempted or superseded by the laws of the United States.

         4.5 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held to be contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or to be against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this

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Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         4.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any prior agreement or understanding among the parties hereto with respect to the subject matter hereof.

         4.7 Binding on Successors. This Agreement shall be binding upon the Fund, the General Partner, the Investment Manager and their respective successors and assigns. However, no assignment of this Agreement shall be made without the prior written consent of the Fund.

         4.8 Headings. The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

         4.9 Waiver. Any failure of any party to comply with any obligation or agreement herein may be waived in writing by the other party but such waiver or failure to insist upon strict compliance with such obligation or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         4.10   Amendment.   This  Agreement  may  be  amended,   modified,   or
supplemented only by written agreement of the parties hereto.


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         IN WITNESS  WHEREOF,  this Agreement is hereby  executed as of the date first hereinabove written.

CT INVESTMENT MANAGEMENT CO.,             CT MEZZANINE PARTNERS I, LLC
LLC

By: Capital Trust, Inc., its sole member  By: Travelers Limited Real Estate
                                              Mezzanine Investments, LLC,
      By: /s/  John R. Klopp                  a Member
          -----------------------------
               John R. Klopp
               Chief Executive Officer        By:  /s/  Michael Watson
                                                  ----------------------------
                                                  Michael Watson
                                                  Vice President

                                          By: CT-F1, LLC, a Member



                                              By: Capital Trust, Inc., its
                                                    sole member

                                                  By: /s/  John R. Klopp
                                                      ------------------------
                                                      John R. Klopp
                                                      Chief Executive Officer

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